Exhibit 99.2
UNAUDITED PRO FORMA COMBINED
FINANCIAL DATA OF FIS AND EFUNDS REFLECTING THE SPIN-OFF OF LPS
     The following unaudited pro forma combined financial statements present the historical financial statements of Fidelity National Information Services, Inc., a Georgia corporation, (“FIS”), with adjustments relating to our spin-off of 100% of the common stock of Lender Processing Services, Inc., a Delaware Corporation (“LPS”), (the “Spin-off”), which was completed July 2, 2008. These statements also reflect our retirement of $1,585.0 million in debt in connection with the spin-off and related adjustments to interest expense related to the debt retirement, and the related reduction in equity. The unaudited pro forma combined balance sheet as of March 31, 2008 is presented as if the Spin-off had been completed on March 31, 2008. The unaudited pro forma combined statements of continuing operations for the three month period ended March 31, 2008 and the year ended December 31, 2007 are presented as though the Spin-off had been completed on January 1, 2007. Further, the 2007 pro forma statement of operations includes adjustments for our acquisition of eFunds Corporation (“eFunds”), which was completed on September 12, 2007 (the “eFunds Acquisition”) as if it had been completed on January 1, 2007.
     These unaudited pro forma combined financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes previously filed in our Form 10-K for the year ended December 31, 2007 and Form 10-Q for the three months ended March 31, 2008. The historical statement of continuing operations for FIS for the year ended December 31, 2007 has been adjusted to reflect the reclassification of certain discontinued operations which occurred in the three month period ended March 31, 2008. The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or financial position of FIS that would have been reported had the Spin-off and eFunds Acquisition been completed as of the dates presented, and are not necessarily representative of the future consolidated results of operations or financial position of our company.
The Spin-off of LPS by FIS and Debt Exchange
     On July 2, 2008, all of the shares of the common stock of LPS were distributed to FIS’s shareholders through a stock dividend. At the time of the distribution, LPS consisted of all the assets, liabilities, businesses and employees related to FIS’s lender processing services segment as of the spin-off date. Prior to the spin-off, FIS contributed to LPS all of its interest in such assets, liabilities, businesses and employees in exchange for shares of the common stock of LPS and $1,585.0 million aggregate principal amount of LPS’s debt obligations (the “Debt Obligations”). Upon the distribution, FIS’s shareholders received one-half share of LPS common stock for every share of FIS common stock held as of the close of business on June 24, 2008. LPS is now a stand-alone public company trading under the symbol “LPS” on the New York Stock Exchange.
     Contemporaneously with the Spin-off, we transferred the LPS Debt Obligations to certain lenders under our existing credit facility in exchange for their assignment to us of the entire remaining $1,585.0 million principal amount of our Term Loan B, which we then retired. This loan was incurred in connection with the eFunds acquisition.
The Acquisition of eFunds by FIS
     On September 12, 2007 we completed the eFunds Acquisition for $1,790.8 million, of which $1,744.9 million was cash paid for eFunds’ common stock.
     Under the purchase method of accounting, the aggregate consideration paid for eFunds is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. FIS established that the fair value of the net assets acquired was lower than the purchase price, and as a result, goodwill was recorded for the amount that the purchase price exceeded the fair value of the net assets acquired. In connection with the eFunds Acquisition, the Company adopted eFunds’ stock option plans and registered approximately 2.2 million shares underlying stock options and

     0.2 million shares underlying restricted stock units in replacement of similar outstanding awards held by eFunds employees.

Unaudited Pro Forma Combined Balance Sheet
as of March 31, 2008

			Pro forma
	FIS	LPS	adjustments relating		FIS
	historical	historical	to LPS spin-off	Note	pro forma
	(In thousands except for per share data)
Current Assets:
Cash and cash equivalents	$327,965	$102,978	$—		$224,987
Settlement deposits	42,742	—	—		42,742
Accounts receivable, net	857,881	316,751	—		541,130
Settlement receivables	119,954	—	—		119,954
Other receivables	184,971	13,972	—		170,999
Receivable from related party	11,687	—	—		11,687
Prepaid and other current assets	174,914	28,797	—		146,117
Deferred income taxes	119,983	27,147	—		92,836

Total current assets	1,840,097	489,645	—		1,350,452

Property and equipment, net	402,848	95,454	—		307,394
Goodwill, net	5,338,727	1,078,154	—		4,260,573
Other intangible assets, net	986,084	107,918	—		878,166
Computer software, net	809,497	147,808	—		661,689
Other non-current assets	454,977	111,079	(13,376)	(1)	330,522

Total assets	$9,832,230	$2,030,058	$(13,376)		$7,788,796

Current Liabilities:
Accounts payable and accrued liabilities	$606,250	$185,496	$—		$420,754
Settlement payables	161,631	—	—		161,631
Current portion of long-term debt	270,615	—	(16,000)	(2)	254,615
Deferred revenues	241,308	56,441	—		184,867

Total current liabilities	1,279,804	241,937	(16,000)		1,021,867

Deferred revenues	121,468	24,434	—		97,034
Deferred income taxes	382,245	53,746	—		328,499
Long-term debt	3,908,702	—	(1,569,000)	(2)	2,339,702
Other long-term liabilities	288,930	34,265	—		254,665

Total liabilities	5,981,149	354,382	(1,585,000)		4,041,767

Minority interest	11,249	10,363	—		886

Preferred stock $0.01 par value, 200 million shares authorized, none issued and outstanding	—	—	—		—
Common stock $0.01 par value, 600 million shares authorized, 199.4 million shares issued and outstanding as of March 31, 2008	1,994	—	—		1,994
Additional paid in capital	3,058,581	—	(93,689)	(3)	2,964,892
Retained earnings	960,296	—	—		960,296
Accumulated other comprehensive earnings	28,476	—	—		28,476
Treasury stock	(209,515)	—	—		(209,515)
Parent’s equity	—	1,665,313	1,665,313	(2) (3)	—

Total equity	3,839,832	1,665,313	1,571,624		3,746,143

Total liabilities and equity	$9,832,230	$2,030,058	$(13,376)		$7,788,796

Unaudited Pro Forma Combined Statement of Continuing Operations
for the Three Month Period Ended March 31, 2008

			Pro forma
	FIS	LPS	adjustments relating		FIS
	historical	historical	to LPS spin-off	Note	pro forma
	(In thousands except for per share data)
Processing and services revenues	$1,290,952	$452,726	$—		$838,226
Cost of revenue	928,555	282,586	—		645,969

Gross profit	362,397	170,140	—		192,257
Selling, general and administrative expenses	163,551	58,217	—		105,334
Research and development costs	27,068	7,588	—		19,480

Operating income	171,778	104,335	—		67,443

Other income (expense):
Interest income	3,018	260	—		2,758
Interest expense	(62,448)	(18)	22,615	(4)	(39,815)
Other income (expense), net	(451)	—	—		(451)

Total other income (expense)	(59,881)	242	22,615		(37,508)

Earnings before income taxes, equity in earnings of unconsolidated entities, and minority interest	111,897	104,577	22,615		29,935
Provision for income taxes	40,955	40,576	8,961	(5)	9,340

Earnings before equity in earnings of unconsolidated entities and minority interest	70,942	64,001	13,654		20,595
Equity in loss of unconsolidated entities	(1,957)	(1,957)	—		—
Minority interest expense	(122)	(312)	—		190

Net earnings from continuing operations	68,863	61,732	13,654		20,785

Net income per share — basic from continuing Operations	$0.35				$0.11

Pro forma weighted average shares — basic	194,542				194,542

Net income per share — diluted from continuing operations	$0.35				$0.11

Pro forma weighted average shares — diluted	196,537				195,879

Unaudited Pro Forma Combined Statement of Operations
for the Year Ended December 31, 2007

			Pro forma adjustments			Pro forma
	FIS	eFunds	relating to		LPS	adjustments relating		FIS
	historical	acquisition	eFunds acquisition	Note	historical	to LPS spin-off	Note	pro forma
	(In thousands except for per share data)
Processing and services revenues	$4,636,714	$385,699	$—		$1,690,568	$—		$3,331,845
Cost of revenue	3,294,889	254,182	21,690	(6)	1,022,711	—		2,548,050

Gross profit	1,341,825	131,517	(21,690)		667,857	—		783,795
Selling, general and administrative expenses	489,893	167,290	5,817	(7)	207,859	—		455,141
Research and development costs	106,314	8,449	—		35,936	—		78,827

Operating income	745,618	(44,222)	(27,507)		424,062	—		249,827

Other income (expense):
Interest income	4,318	132	—		1,690	—		2,760
Interest expense	(228,340)	(2,844)	(97,593)	(4)	(146)	126,876	(4)	(201,755)
Gain on sale of Covansys	274,488	—	—		—	—		274,488
Other income (expense), net	15,909	2,154	—		—	—		18,063

Total other income (expense)	66,375	(558)	(97,593)		1,544	126,876		93,556

Earnings before income taxes, equity in earnings of unconsolidated entities, and minority interest	811,993	(44,780)	(125,100)		425,606	126,876		343,383
Provision for income taxes	300,197	(12,501)	(45,036)	(5)	164,734	48,213	(5)	126,139

Earnings before equity in earnings (loss) of unconsolidated entities and minority interest	511,796	(32,279)	(80,064)		260,872	78,663		217,244
Equity in earnings of unconsolidated entities	936	—	—		(3,048)	—		3,984
Minority interest expense	(971)	—	—		(1,019)	—		48

Net earnings from continuing operations	$511,761	$(32,279)	$(80,064)		$256,805	$78,663		$221,276

Net income per share – basic from continuing
Operations	$2.65							$1.15

Pro forma weighted average shares – basic	193,080							193,080

Net income per share – diluted from continuing operations	$2.60							$1.13

Pro forma weighted average shares – diluted	196,546							195,391

Notes to Unaudited Pro Forma Combined Financial Statements
     Notes to Unaudited Pro Forma Combined Balance Sheet as of March 31, 2008 and Statements of Continuing Operations for the Three Month Period Ended March 31, 2008 and the Year Ended December 31, 2007
     The unaudited pro forma combined balance sheet as of March 31, 2008 is presented as if the Spin-off had been completed on March 31, 2008. The unaudited pro forma combined statements of continuing operations for the three month period ended March 31, 2008 and the year ended December 31, 2007 are presented as though the Spin-off had been completed on January 1, 2007. Further the 2007 pro forma statement of continuing operations includes adjustments for our acquisition of eFunds Corporation (“eFunds”), which was completed on September 12, 2007 (the “eFunds Acquisition”) as if it had been completed on January 1, 2007. The historical statement of continuing operations for FIS for the year ended December 31, 2007 has been adjusted to reflect the reclassification of certain discontinued operations which occurred in the three month period ended March 31, 2008. Discontinued operations had revenues of $121.3 million and earnings before taxes of $0.3 million for the year ended December 31, 2007. The historical statement of earnings for eFunds, from January 1, 2007 through September 12, 2007, includes merger related costs of approximately $91.4 million on a pre-tax basis.
     The adjustments are as follows:
(1)	This amount represents the write-off of debt issuance costs related to FIS’s Term Loan B which was retired by us in connection with the Spin-off. The amount represents the share of debt issuance costs attributable to $1,585.0 million of Term Loan B.
(2)	These amounts represent the retirement of FIS’s Term Loan B which was retired by us in connection with the Spin-off as if the transaction occurred on March 31, 2008, at which time the balance of the Term Loan B was $1,585.0 million, reflected as $1,569.0 million of long-term debt and $16.0 million of current portion of long-term debt.
(3)	These amounts represent the disposition of our net investments in LPS, following its issuance of $1,585.0 million of debt to us and the reclassification of our parent’s equity into additional paid in capital subsequent to our retirement of the Term Loan B and the consummation of the Spin-off as if it occurred on March 31, 2008.
(4)	These amounts represent the adjustments to interest expense relating to the eFunds Acquisition and the Spin-off. The adjustment relating to the eFunds acquisition reflects an increase in interest expense of $97.6 million for the year ended December 31, 2007, as if the additional debt (the “Term Loan B” and the “Revolving Loan”) used to finance the eFunds Acquisition had been borrowed on January 1, 2007. The incurrence of the $1.6 billion Term Loan B on January 1, 2007, would increase interest expense $90.6 million for the year ended December 31, 2007. The increase in interest is calculated based on the Term Loan B’s outstanding balance and its effective interest rate at September 30, 2007 of 7.55%. After the use of the $1.6 billion for the acquisition, the remainder of the purchase price, $153.2 million, was assumed to be paid for with borrowings from the Company’s Revolving Loan. The issuance of the Revolving Loan on January 1, 2007, would increase interest expense $7.0 million for the year ended December 31, 2007. The increase in interest is calculated based on the Revolving Loan’s initial balance and its effective interest rate at September 30, 2007 of 6.05%. The adjustments relating to the Spin-off reflect a decrease in interest expense relating to the assumed retirement of the Term Loan B on January 1, 2007 and reflect a reduction of interest expense of $22.6 million for the three months ended March 31, 2008 and $126.9 million for the year ended December 31, 2007. The adjustment for the year ended December 31, 2007 includes the $90.6 million of additional expense assumed in the pro forma adjustment relating to the eFunds Acquisition together with the actual interest expense incurred on the Term Loan B from September 12, 2007 to December 31, 2007.

(5)	This amount represents the change in income tax expense relating to the transactions as noted. The adjustments for the spin-off are to adjust the pro forma income tax expense to an estimated FIS rate of 31.2% and 36.7% for the three month period ended March 31, 2008 and year ended December 31, 2007, respectively.
(6)	Reflects the increase in amortization expense as a result of allocating an assumed portion of the eFunds Acquisition consideration to intangible assets of eFunds, namely customer relationship intangibles, acquired software and trademarks, and amortizing such intangibles over their estimated useful lives commencing as of the assumed acquisition date, offset by the amortization expense for similar intangibles actually recorded by eFunds in its historical financial statements. Acquired customer relationships and computer software are being amortized over their useful life of up to 10 years on an accelerated method. The acquired trademarks are considered to have a 1 year useful life. The increase in amortization expense is $21.7 million for the year ended December 31, 2007.
(7)	Under the acquisition agreement, all eFunds unvested stock options and restricted stock units were assumed by FIS. Accordingly, this adjustment reflects the additional stock compensation expense included in selling, general and administrative costs, as if the acquisition had occurred on January 1, 2007. Assumed stock options resulted in $3.9 million in additional expense, while assumed restricted stock units resulted in $1.9 million of additional expense for the year ended December 31, 2007.